                                                                    EXHIBIT 24.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



         By execution hereof, Swalm, Thomas & Associates, PLLC hereby consents to the use by Great Xpectations Marketing, Inc. (the "Company"), a Nevada corporation, of financial statements on the Company, prepared by Swalm, Thomas & Associates, PLLC, in connection with the Company's filing of a Registration Statement on Form SB-2.

         Additionally, Swalm, Thomas & Associates, PLLC consents to the references by the Company to Swalm, Thomas & Associates, PLLC under the heading "Experts" in the Prospectus that was prepared as part of the Registration Statement.



                                          SWALM, THOMAS & ASSOCIATES, PLLC



                                          By:  /s/ ED SWALM
                                              ------------------------------
                                              Name:   Ed Swalm
                                                    ------------------------
                                              Title:  Manager
                                                     -----------------------




Dallas, Texas
December 31, 1998